                                                                    Exhibit 4(h)



                                                         General Termination and
                                                                    Release Deed

                                                              Lihir Gold Limited
                                                Lihir Management Company Limited
                                              Rio Tinto Western Holdings Limited
                                                                   Rio Tinto plc

                                                          Allens Arthur Robinson
                                                           Stock Exchange Centre
                                                              530 Collins Street
                                                              Melbourne VIC 3000
                                                              Tel 61 3 9614 1011
                                                              Fax 61 3 9614 4661
                                                                  www.aar.com.au

General Termination and Release Deed                      Allens Arthur Robinson

TABLE OF CONTENTS

1.  DEFINITIONS AND INTERPRETATION                                             3
    1.1 Definitions                                                            3
    1.2 Interpretation                                                         3
    1.3 Extent of releases                                                     3
2.  CONDITION                                                                  3
    2.1 Condition                                                              3
    2.2 Satisfaction of condition                                              3
3.  TERMINATION                                                                3
4.  RELEASE AND INDEMNITY                                                      3
    4.1 Release and indemnity by LMC                                           3
    4.2 Release by Rio Tinto                                                   3
5.  COVENANTS                                                                  3
6.  GUARANTEE                                                                  3
    6.1 Guarantee                                                              3
    6.2 Liability unaffected by other events                                   3
    6.3 Principal obligations                                                  3
    6.4 Continuing guarantee                                                   3
    6.5 No inducements                                                         3
7.  RIGHTS OF RIO TINTO                                                        3
8.  CONFIDENTIALITY                                                            3
    8.1 SEC filing                                                             3
    8.2 Undertaking                                                            3
    8.3 Permitted disclosure                                                   3
9.  COSTS AND STAMP DUTY                                                       3
10. ENTIRE AGREEMENT                                                           3
11. AMENDMENT                                                                  3
12. ASSIGNMENT                                                                 3
13. NO WAIVER                                                                  3
14. FURTHER ASSURANCES                                                         3
15. ABSOLUTE BAR                                                               3
16. SEVERABILITY OF PROVISIONS                                                 3
17. MORATORIUM LEGISLATION                                                     3
18. ENUREMENT                                                                  3
19. GOVERNING LAW                                                              3
20. COUNTERPARTS                                                               3
21. NOTICES                                                                    3


                                                                        Page (i)

General Termination and Release Deed                      Allens Arthur Robinson


                                                                       Page (ii)

General Termination and Release Deed                      Allens Arthur Robinson

DATE 10 October 2005

PARTIES

     1. LIHIR GOLD LIMITED of Level 7, Pacific Place, Corner Champion Parade and Musgrave Street, Port Moresby (the PURCHASER)

     2. LIHIR MANAGEMENT COMPANY LIMITED of Level 7, Pacific Place, Corner Champion Parade and Musgrave Street, Port Moresby (LMC)

     3. RIO TINTO WESTERN HOLDINGS LIMITED of 6 St James's Square, London, SW1Y 4LD (the VENDOR)

     4.   RIO TINTO PLC of 6 St James's Square, London, SW1Y 4LD (RT)

RECITALS

     A The Vendor has agreed to sell, and the Purchaser has agreed to purchase, the Vendor's shares in LMC on the terms set out in the Share Sale and Purchase Agreement.

     B    The Purchaser and LMC are parties to the Management Agreement.

     C    RT and LMC are parties to the Technical Support Agreement.

     D    The Purchaser and the Vendor are parties to the Guarantee.

     E    LMC is party to the various Local Community Agreements.

     F Rio Tinto and LMC are parties to various agreements and arrangements relating to the Services.

     G The Parties have agreed to terminate certain of the agreements and arrangements referred to above, and to provide certain associated releases, indemnities, guarantees and covenants, on the terms set out in this Deed.

NOW THIS DEED WITNESSES as follows.

1.   DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS

     The following definitions apply unless the context requires otherwise.

     COMPLETION has the meaning given in the Share Sale and Purchase Agreement.

     EFFECTIVE DATE means the date of Completion under the Share Sale and Purchase Agreement.

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General Termination and Release Deed                      Allens Arthur Robinson

     GUARANTEE means the Guarantee dated 22 May 1995 of the financial obligations of LMC under the Management Agreement, given by the Vendor to the Purchaser.

     KENNECOTT means Kennecott Explorations (Australia) Ltd.

     LIHIR PROJECT means the gold mining project on Niolam Island (commonly referred to as Lihir Island) in Papua New Guinea.

     LOCAL COMMUNITY AGREEMENT means any compensation agreement, relocation agreement or similar agreement or understanding (including related trust arrangements) entered into with any local community group by LMC, Kennecott Explorations (Australia) Ltd, Niugini Mining Limited, the Purchaser or any other proponent (from time to time) of the Lihir Project.

     MANAGEMENT AGREEMENT means the Management Agreement dated 17 March 1995 between the Purchaser and LMC.

     PARTIES means the parties to this Deed.

     RELATED CORPORATION has the meaning given to that term in the Companies Act 1997 (PNG), and in relation to RT, means any other member of the Rio Tinto Group.

     RIO TINTO means the Rio Tinto Group and the directors, officers, employees, agents and representatives of each member of the Rio Tinto Group.

     RIO TINTO GROUP means each of Rio Tinto Limited and RT, incorporated in England and Wales, and any company or other corporate entity or enterprise which directly or indirectly controls, is controlled by or is under common control, with Rio Tinto Limited or RT. For this purpose, control means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies through ownership of voting securities, contract, voting trust or otherwise.

     RIO TINTO RIGHTS has the meaning given under Clause 7.

     SERVICE means any service of a technical or commercial nature provided by the Rio Tinto Group to the Purchaser and/or LMC prior to Completion.

     SHARE SALE AND PURCHASE AGREEMENT means the Share Sale and Purchase Agreement dated the date hereof between the Purchaser and the Vendor.

     TECHNICAL SUPPORT AGREEMENT means the Technical Support Agreement dated 30 June 1995 between LMC and RT, under which RT agreed to provide technical and support services to LMC in connection with LMC's obligations under the Management Agreement.

1.2  INTERPRETATION

     Headings are for convenience only and do not affect interpretation, The following rules of interpretation apply unless the context requires otherwise.

     (a)  The singular includes the plural and conversely.

     (b)  A gender includes all genders.

     (c) Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

     (d) A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

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General Termination and Release Deed                      Allens Arthur Robinson

     (e) A reference to a recital, Clause or paragraph is a reference to a recital, clause or paragraph of this Deed.

     (f) A reference to an agreement or document (including, without limitation, a reference to this Deed) is to the agreement or document as amended, varied, supplemented, novated or replaced from time to time, except to the extent prohibited by this Deed or that agreement or document.

     (g) A reference to a Party to this Deed or another agreement or document includes the Party's successors, permitted substitutes and permitted assigns (and, where applicable, the Party's legal personal representatives).

     (h) A reference to conduct includes, without limitation, an omission, statement and undertaking, whether or not in writing.

     (i) A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it, and a regulation or statutory instrument issued under it.

     (j) Mentioning anything after include, includes or including does not limit what else might be included.

     (k) A reference to a right or obligation of any two or more persons confers that right, or imposes that obligation, as the case may be, jointly and severally.

1.3  EXTENT OF RELEASES

     In this Deed, unless the context otherwise requires:

     (a) a release from costs, claims, actions, demands, proceedings and liabilities by or in favour of a corporation extends to any Related Corporation of the corporation and to the directors, officers, employees, agents and representatives from time to time of the corporation and any such Related Corporation; and

     (b) a release from costs, claims, actions, demands, proceedings and liabilities by or in favour of a person who is an officer of a corporation applies to that person personally and in that person's capacity as such officer.

2.   CONDITION

2.1  CONDITION

     This Deed and the terminations, releases, covenants, guarantees and indemnities under this Deed are subject to, and conditional upon, Completion occurring under the Share Sale and Purchase Agreement.

2.2  SATISFACTION OF CONDITION

     If the condition set out in Clause 2.1 is not satisfied, then this Deed will be of no force or effect.

3.   TERMINATION

     With effect on and from the Effective Date: ________

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General Termination and Release Deed                      Allens Arthur Robinson

     (a) the Management Agreement is terminated and none of the parties to the Management Agreement will have any further rights or obligations under it;

     (b) the Technical Support Agreement is terminated and neither of the parties to the Technical Support Agreement will have any further rights or obligations under it;

     (c) the Guarantee is terminated and neither of the parties to the Guarantee will have any further rights or obligations under it; and

     (d) all agreements and arrangements relating to the Services are terminated and none of the parties to those arrangements will have any further rights or obligations under them.

4.   RELEASE AND INDEMNITY

4.1  RELEASE AND INDEMNITY BY LMC

     With effect on and from the Effective Date, LMC releases and indemnifies Rio Tinto from and in respect of all costs, claims, actions, demands, proceedings and liabilities relating to, arising from, or in any way connected with:

     (a)  the Management Agreement;

     (b)  the Technical Support Agreement;

     (c)  the Guarantee;

     (d)  (he Services; and

     (e)  the Local Community Agreements,

     unless such costs, claims, actions, demands, proceedings and liabilities result from wilful default involving a conscious breach or fraud by LMC or Rio Tinto prior to Completion.

4.2  RELEASE BY RIO TINTO

     With effect on and from the Effective Date, RT on behalf of Rio Tinto releases LMC from all claims for monies owing, and all obligations to provide any information or reports, under or in respect of:

     the Management Agreement;

     the Technical Support Agreement;

     the Guarantee; and

     the Services.

     Notwithstanding Clause 1.3, the release set out in this Clause 4.2 extends only to LMC.

5.   COVENANTS

     With effect on and from 1he Effective Date, LMC covenants in favour of Kennecott and each other member of the Rio Tinto Group that, in the context of any actual or contemplated legal proceedings involving the Rio Tinto
     Group:

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General Termination and Release Deed                      Allens Arthur Robinson

     (a) it will fully enforce, for the benefit of Kennecott and each other member of the Rio Tinto Group, each acknowledgement, waiver, release or covenant given by any local community group under a Local Community Agreement, provided that:

          (i) the Rio Tinto Group bears the reasonable cost of such enforcement; and

          (ii) the Purchaser reserves the right to charge the Rio Tinto Group for the reasonable cost of the time spent by the Purchaser's operatives in undertaking such enforcement action; and

     (b) it will procure any assignee of any Local Community Agreement to fully enforce, for the benefit of Kennecott and each other member of the Rio Tinto Group, each acknowledgement, waiver, release or covenant given by any local community group under the Local Community Agreement.

6.   GUARANTEE

6.1  GUARANTEE

     With effect on and from the Effective Date, the Purchaser unconditionally and irrevocably guarantees to the Rio Tinto Group on demand the due and punctual performance by LMC of all its obligations and undertakings under this Deed.

6.2  LIABILITY UNAFFECTED BY OTHER EVENTS

     The liability of the Purchaser under this Clause 6 is not affected by any act, omission or thing which, but for this provision, might in any way operate to release or otherwise exonerate or discharge the Purchaser from any of its obligations (whether with or without the consent of the Purchaser). This includes any of the following:

     (a) the grant to LMC or any other person of any time, waiver or other indulgence, or the discharge or release of LMC or any other person from any obligation;

     (b) any transaction or arrangement that may take place between the Rio Tinto Group and LMC or any other person;

     (c)  the insolvency or winding up of LMC or any other person;

     (d) the failure or omission or any delay by the Rio Tinto Group or LMC to notify the Purchaser of any default by LMC; and

     (e) any legal limitation, disability, incapacity or other circumstances related to LMC or any other person.

6.3  PRINCIPAL OBLIGATIONS

     This Clause 6 is a principal obligation of the Purchaser and may not be treated as ancillary or collateral to any right or obligation.

6.4  CONTINUING GUARANTEE

     This Clause 6:

     (a) extends to cover this Deed as amended, varied or replaced; and

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General Termination and Release Deed                      Allens Arthur Robinson

     (b) is a continuing guarantee and, despite revocation, discontinuance or discharge of this Deed, remains in full force and effect for so long as LMC has any liability or obligation to the Rio Tinto Group under this Deed and until all of those liabilities or obligations are fully discharged.

6.5  NO INDUCEMENTS

     The Purchaser acknowledges that, except as expressly set out in this Deed, it has not entered into its obligations under this Clause 6 as a result of or by reason of any promise, representation, warranty, inducement or information given to it or LMC or to any person on their respective behalf by or on behalf of the Vendor.

7.   RIGHTS OF RIO TINTO

     Under this Deed, the Purchaser has given certain releases, indemnities, acknowledgements and undertakings in favour of Rio Tinto (RIO TINTO RIGHTS). The Purchaser acknowledges that:

     (a) the Rio Tinto Rights are held by the Vendor on trust for the benefit of each member of the Rio Tinto Group and its respective directors, officers, employees, agents and representatives; and

     (b) where applicable, each member of the Rio Tinto Group and its respective directors, officers, employees, agents and representatives may directly enforce the Rio Tinto Rights against the Purchaser.

8.   CONFIDENTIALITY

8.1  SEC FILING

     It is acknowledged that, in accordance with regulatory requirements, a copy of this Deed will be filed with the US Securities and Exchange Commission.

8.2  UNDERTAKING

     Subject to Clauses 8.1 and 8.3, each Party undertakes to the other Parties that it, its Related Corporations, and its servants and agents will keep entirely secret and confidential, all information relating in any way to the negotiation of this Deed or to any correspondence, exchanges or negotiations in respect of the administration of this Deed.

8.3  PERMITTED DISCLOSURE

     The undertakings of each Party under Clause 8.2 do not apply to the extent that disclosure of the relevant information is:

     (a)  required by applicable law;

     (b) required by any recognised stock exchange on which the Vendor's shares or the shares of any member of the Rio Tinto Group are listed;

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General Termination and Release Deed                      Allens Arthur Robinson

     (c) made to such of its officers and professional advisers and those of its Related Corporations as may be necessary for ordinary business purposes, provided that the relevant Party must use its best endeavours to ensure all matters disclosed are kept confidential; or

     (d)  made with the prior written consent of the other Parties.

9.   COSTS AND STAMP DUTY

     Each Party must bear its own costs arising out of the negotiation, preparation and execution of this Deed. All stamp duty (including fines, penalties and interest) that may be payable on or in connection with this Deed and any instrument executed under this Deed must be borne equally by the Parties.

10.  ENTIRE AGREEMENT

     This Deed contains the entire agreement between the Parties as at the date of this Deed with respect to its subject matter and supersedes all prior agreements and understandings between the Parties in connection with it.

11.  AMENDMENT

     This Deed may be amended only by another deed executed by each of the Parties.

12.  ASSIGNMENT

     The rights and obligations of each Party under this Deed cannot be assigned, encumbered or otherwise dealt with except with the prior written consent of each other Party, which consent may not be unreasonably withheld.

13.  NO WAIVER

     No failure to exercise nor any delay in exercising any right, power or remedy by a Party operates as a waiver. A single or partial exercise of any right, power or remedy does not preclude any other or further exercise of that or any other right, power or remedy. A waiver is not valid or binding on the Party granting that waiver unless made in writing.

14.  FURTHER ASSURANCES

     Each Party agrees to do all things and execute all deeds, instruments, transfers or other documents as may be necessary or desirable to give full effect to the provisions of this Deed and the transactions contemplated by it.

15.  ABSOLUTE BAR

     This Deed may be pleaded and tendered by any Party as an absolute bar and defence to any proceeding brought or made by another Party in breach of the terms of this Deed.

General Termination and Release Deed                      Allens Arthur Robinson

16.  SEVERABILITY OF PROVISIONS

     Any provision of this Deed that is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability. That does not invalidate the remaining provisions to this Deed nor affect the validity or enforceability of that provision in any other jurisdiction.

17.  MORATORIUM LEGISLATION

     To the full extent permitted by law all legislation that at any time directly or indirectly:

     (a) lessens, varies or affects in favour of any Party any obligation under this Deed; or

     (b) delays, prevents or prejudicially affects the exercise by any Party of any right, power or remedy conferred by this Deed,

     is excluded from this Deed.

18.  ENUREMENT

     The provisions of this Deed will enure for the benefit of and be binding on the Parties and their respective successors and permitted substitutes and assigns and (where applicabie) legal personal representatives.

19.  GOVERNING LAW

     This Deed is governed by the laws of Victoria. Bach Party submits to the exclusive jurisdiction of courts exercising jurisdiction there, and waives any right to claim that those courts are an inconvenient forum.

20.  COUNTERPARTS

     This Deed may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

21.  NOTICES

     Any notice, demand, consent or other communication (A NOTICE) given or made under this Deed;

     (a) must be in writing and signed by a person duly authorised by the sender;

     (b) must be delivered to the intended recipient by prepaid post (if posted to an address in another country, by registered airmail) or by hand or fax to the address or fax number below or the address or fax number last notified by the intended recipient to the sender:

          (i)  to the Purchaser: Lihir Gold Limited
                                 PO Box 789
                                 Port Moresby
                                 Attention: Company Secretary

General Termination and Release Deed                      Allens Arthur Robinson

                                 Fax No: (+675) 321 4705,
                                 with a copy to: (+675) 9864 018

          (ii) to LMC:           Lihir Management Company Limited
                                 PO Box 789
                                 Port Moresby
                                 Attention: Company Secretary
                                 Fax No: (+675) 321 4705,
                                 with a copy to: (+675) 9864 018

          (iii) to the Vendor:   Rio Tinto Western Holdings Limited
                                 c/- Rio Tinto Limited
                                 55 Collins Street
                                 Melbourne, Victoria 3000
                                 Attention: General Counsel
                                 Fax No: +613 9283 3603

          (iv) to Rio Tinto:     Rio Tinto plc
                                 c/- Rio Tinto Limited
                                 55 Collins Street
                                 Melbourne, Victoria 3000
                                 Attention: General Counsel
                                 Fax No: +61 3 9283 3603; and

     (c)  will be taken to be duly given or made:

          (i)  in the case of delivery in person, when delivered;

          (ii) in the case of delivery by post, two business days after the date of posting (if posted to an address in the same country) or seven business days after the date of posting (if posted to an address in another country); and

          (iii) in the case of fax, on receipt by the sender of a transmission result report from the despatching machine showing the relevant number of pages and the correct destination fax machine number or name of recipient and indicating that the transmission has been made without error, but if the result is that a Notice would be taken to he given or made on a day that is not a business day in the place to which the Notice is sent or at a time later than 4pm (local time), it will be taken to have been duly given or made at the commencement of business on the next business day in that place.

General Termination and Release Deed                      Allens Arthur Robinson

EXECUTED as a deed.

THE COMMON SEAL of LIHIR GOLD LIMITED   (DESCRIPTION)
was hereunto affixed pursuant to a
resolution of the Board of Directors
in the presence of:


/s/ Mark Laurie                         /s/ Arthur Hood
-------------------------------------   ----------------------------------------
Secretary Signature                     Director Signature

MARK LAURIE                             ARTHUR HOOD.
Print Name                              Print Name


THE COMMON SEAL of LIHIR MANAGEMENT     (DESCRIPTION)
COMPANY LIMITED was hereunto affixed
pursuant to a resolution of the Board
of Directors in the presence of:


/s/ Mark Laurie                         /s/ Jan Andersen
-------------------------------------   ----------------------------------------
Witness Signature                       Director Signature

MARK LAURIE                             JAN ANDERSEN
Print Name                              Print Name


EXECUTED as a deed by RIO TINTO
WESTERN HOLDINGS LIMITED by being
SIGNED, SEALED AND DELIVERED by its
attorney in the presence of:


-------------------------------------   ----------------------------------------
Witness Signature                       Attorney Signature

General Termination and Release Deed                      Allens Arthur Robinson

-------------------------------------   ----------------------------------------
Print Name                              Print Name


EXECUTED as a deed by RIO TINTO PLC
by being SIGNED, SEALED AND DELIVERED
by its attorney in the presence of:


-------------------------------------   ----------------------------------------
Witness Signature                       Attorney Signature

-------------------------------------   ----------------------------------------
Print Name                              Print Name

General Termination and Release Deed                      Allens Arthur Robinson

DATE 10 October 2005

PARTIES

     1. LIHIR GOLD LIMITED of Level 7, Pacific Place, Comer Champion Parade and Musgrave Street, Port Moresby (the PURCHASER)

     2. LIHIR MANAGEMENT COMPANY LIMITED of Level 7, Pacific Place, Corner Champion Parade and Musgrave Street, Port Moresby (LMC)

     3. RIO TINTO WESTERN HOLDINGS LIMITED of 6 St James's Square, London, SW1Y 4LD (the VENDOR)

     4.   RIO TINTO PLC of 6 St James's Square, London, SW1Y 4LD (RT)

RECITALS

     A The Vendor has agreed to sell, and the Purchaser has agreed to purchase, the Vendor's shares in LMC on the terms set out in the Share Sale and Purchase Agreement.

     B    The Purchaser and LMC are parties to the Management Agreement.

     C    RT and LMC are parties to the Technical Support Agreement.

     D    The Purchaser and the Vendor are parties to the Guarantee.

     E    LMC is party to the various Local Community Agreements.

     F Rio Tinto and LMC are parties to various agreements and arrangements relating to the Services.

     G The Parties have agreed to terminate certain of the agreements and arrangements referred to above, and to provide certain associated releases, indemnities, guarantees and covenants, on the terms set out in this Deed.

NOW THIS DEED WITNESSES as follows.

1.   DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS

     The following definitions apply unless the context requires otherwise.

     COMPLETION has the meaning given in the Share Sale and Purchase Agreement.

     EFFECTIVE DATE means the date of Completion under the Share Sale and Purchase Agreement.

General Termination and Release Deed                      Allens Arthur Robinson

EXECUTED as a deed by RIO TINTO PLC
by being SIGNED, SEALED AND DELIVERED
by its attorney in the presence of:


/s/ Charles De Lawcey Ritchie           /s/ Stephen Ernest Nigel Creese
-------------------------------------   ----------------------------------------
Witness Signature                       Attorney Signature

CHARLES DE LAWCEY RITCHIE               STEPHEN ERNEST NIGEL CREESE
Print Name                              Print Name


                                                                         Page 11